SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 16, 2003

OMNIVISION TECHNOLOGIES, INC.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-29939	77-0401990
(Commission File Number)	(I.R.S. Employer Identification No.)

1341 Orleans Drive, Sunnyvale, California	94089-1136
(Address of Principal Executive Offices)	(Zip Code)

(408) 542-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events

On July 16, 2003, the Board of Directors of OmniVision Technologies, Inc. (the “Company”) issued a press release announcing the Company’s pricing of the sale of 3,093,226 newly issued shares of its Common Stock and 125,000 shares of its Common Stock offered by selling stockholders at $38.75 per share. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits

Exhibit	Description

99.1	Press Release of OmniVision Technologies, Inc. dated July 16, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2003

OMNIVISION TECHNOLOGIES, INC.

By:	/s/ H. Gene McCown
H. Gene McCown Vice President of Finance and Chief Financial Officer

OMNIVISION TECHNOLOGIES, INC.

FORM 8-K

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release of OmniVision Technologies, Inc. dated July 16, 2003.